Exhibit 10.1

Purchase Agreement

This Purchase Agreement (this “Agreement”) is made as of December 21, 2023, by and between the purchaser listed on Exhibit A attached hereto (the “Purchaser”) and Faraday Future Intelligent Electric Inc., a Delaware corporation (the “Company”).

Recitals

Whereas, the Company desires to sell to the Purchaser, and the Purchaser desires to purchase from the Company, one (1) share of Series A Preferred Stock, par value $0.0001 per share (“Series A Preferred Stock”), for the purchase price of $100.00 (the “Purchase Price”); and

Whereas, the Series A Preferred Stock shall have the rights, preferences, privileges, qualifications, limitations and restrictions set forth in the Certificate of Designation of Series A Preferred Stock (the “Series A COD”), substantially in the form attached hereto as Exhibit B, which shall be filed by the Company with the Secretary of State of the State of Delaware prior to the Closing (as defined below).

Now, Therefore, in consideration of the foregoing premises and the respective representations and warranties, covenants and agreements contained herein, the receipt and sufficiency of which is hereby acknowledged, the Company and the Purchaser agree as follows:

Article I: Sale and Purchase

1.1. Upon the terms and subject to the conditions herein contained, the Company agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Company, at the Closing, one (1) share of Series A Preferred Stock for the Purchase Price. The sale and purchase of the share of Series A Preferred Stock pursuant to this Agreement is referred to herein as the “Stock Purchase.”

1.2. At or prior to the Closing, the Purchaser will pay the Purchase Price by wire transfer of immediately available funds in accordance with wire instructions provided by the Company to the Purchaser prior to the Closing, or by check or money order payable to the Company.

1.3. Subject to the satisfaction of each of the conditions set forth in Article IV and Article V hereof (to the extent not waived in accordance therewith), the closing of the Stock Purchase (the “Closing”) shall take place remotely on the date hereof via the exchange of documents and signatures (the date on which such Closing occurs is hereinafter referred to as the “Closing Date”).

Article II: Covenants, Representations and Warranties of the Purchaser

The Purchaser hereby covenants as follows, and makes the following representations and warranties, each of which is and shall be true and correct on the date hereof, to the Company. All such covenants, representations and warranties shall survive the Closing.

2.1. Power and Authorization. The Purchaser has the power, authority and capacity to execute and deliver this Agreement, to perform his obligations hereunder, and to consummate the Stock Purchase contemplated hereby.

2.2. Valid and Enforceable Agreement; No Violations. This Agreement has been duly executed and delivered by the Purchaser and constitutes a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except that such enforcement may be subject to (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally, and (b) general principles of equity, whether such enforceability is considered in a proceeding at law or in equity (the “Enforceability Exceptions”). This Agreement and the consummation of the Stock Purchase will not materially violate, conflict with or result in a breach of or default under (i) any agreement or instrument to which the Purchaser is a party or by which the Purchaser or any of his assets are bound, or (ii) any laws, regulations or governmental or judicial decrees, injunctions or orders applicable to the Purchaser.

2.3. Accredited Investor. The Purchaser is an “accredited investor” within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and is acquiring the Series A Preferred Stock hereunder for investment for his own account and not with a view to, or for resale in connection with, any distribution thereof in a manner that would violate the registration requirements of the Securities Act. Purchaser is able (i) to bear the economic risk of its investment in the Company, (ii) to hold the Series A Preferred Stock for an indefinite period of time, and (iii) presently and, based on existing conditions, hereafter to afford a complete loss of such investments. In making its decision to invest in the Company, Purchaser has relied solely upon independent investigations made by it and by its own professional financial and other advisors. Purchaser has been given the opportunity to obtain information and to examine all documents relating to the Company, and to ask questions of, and to receive answers from, the Company or any persons acting on their behalf concerning the Company and the terms and conditions of this investment, and to obtain any additional information it desires to verify the accuracy of any information previously furnished. All such questions have been answered to Purchaser’s full satisfaction, and all information and documents, records and books pertaining to this investment which it has requested have been made available to it.

2.4. No Public Market. The Purchaser acknowledges and agrees that no public market exists (and it is likely that none will ever exist) for the Series A Preferred Stock and the share of Series A Preferred Stock is subject to transfer restrictions as set forth in the Series A COD.

2.5. Transfer Restrictions. The Purchaser acknowledges and agrees as follows:

(a) The Series A Preferred Stock has not been registered for sale under the Securities Act, in reliance on Section 4(a)(2) of the Securities Act; the Company does not currently intend to register the Series A Preferred Stock under the Securities Act at any time in the future.

(b) The Purchaser understands that there are substantial restrictions on the transferability of the Series A Preferred Stock and that the book-entry certificate representing the Series A Preferred Stock will bear restrictive legends in substantially the following form (and a stop-transfer order may be placed against transfer of such certificates or other instruments):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) AN EXEMPTION FROM SUCH REGISTRATION EXISTS AND THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES REPRESENTED HEREBY ARE ALSO SUBJECT TO TRANSFER RESTRICTIONS AS SET FORTH IN THE CERTIFICATE OF DESIGNATION OF PREFERENCES, RIGHTS AND LIMITATIONS OF SERIES A PREFERRED STOCK.

OTHER THAN FOR A REDEMPTION PURSUANT TO AND IN ACCORDANCE WITH SECTION 6, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED AT ANY TIME WITHOUT THE PRIOR WRITTEN CONSENT OF THE BOARD OF DIRECTORS OF THE CORPORATION.

Article III: Covenants, Representations and Warranties of the Company

The Company hereby covenants as follows, and makes the following representations and warranties, each of which is and shall be true and correct on the date hereof, to the Purchaser. All such covenants, representations and warranties shall survive the Closing.

3.1. Power and Authorization. The Company is duly incorporated, validly existing and in good standing under the laws of its state of incorporation, and has the power, authority and capacity to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the Stock Purchase contemplated hereby.

3.2. Valid and Enforceable Agreement; No Violations. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except that such enforcement may be subject to the Enforceability Exceptions. The issuance of the Series A Preferred Stock has been duly authorized by the Company. This Agreement, the issuance of the Series A Preferred Stock and consummation of the Stock Purchase will not violate, conflict with or result in a breach of or default under (a) the charter, bylaws or other organizational documents of the Company, (b) any agreement or instrument to which the Company is a party or by which the Company or any of its assets are bound, or (c) any laws, regulations or governmental or judicial decrees, injunctions or orders applicable to the Company.

3.3. Securities Law Matters. Assuming the accuracy of the Purchaser’s representations and warranties hereunder, the Series A Preferred Stock issued pursuant to the Stock Purchase will be (a) exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act, and (b) issued in compliance with all applicable state and federal laws concerning the issuance of the Series A Preferred Stock.

3.4. Validity of the Series A Preferred Stock. The share of Series A Preferred Stock to be issued pursuant to this Agreement at the Closing (a) has been duly authorized by the Company and, upon its issuance pursuant to the Stock Purchase in accordance with the terms of this Agreement, the Series A Preferred Stock will be validly issued, fully paid and non-assessable and (b) will not, as of the date of issuance, be subject to any preemptive, participation, rights of first refusal or other similar rights.

Article IV: Conditions to Company’s Obligations at Closing

The Company’s obligation to complete the Stock Purchase and deliver the Series A Preferred Stock to the Purchaser in exchange for the Purchase Price shall be subject to the following conditions to the extent not waived by the Company:

4.1. Representation and Warranties. The representations and warranties made by the Purchaser in Article II hereof shall be true and correct in all material respects (except to the extent any such representation and warranty is qualified by materiality, in which case, such representation and warranty shall be true and correct in all respects as so qualified) as of the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date.

4.2. Performance. The Purchaser shall have performed in all material respects all obligations and covenants herein required to be performed by it at or prior to the Closing.

Article V: Conditions to Purchaser’s Obligations at Closing

The Purchaser’s obligation to deliver the Purchase Price and accept delivery of the Series A Preferred Stock and to effect the Stock Purchase shall be subject to the following conditions to the extent not waived by the Purchaser:

5.1. Representations and Warranties. The representations and warranties made by the Company in Article III hereof shall be true and correct in all material respects (except to the extent any such representation and warranty is qualified by materiality, in which case, such representation and warranty shall be true and correct in all respects as so qualified) as of the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date.

5.2. Performance. The Company shall have performed in all material respects all obligations and covenants herein required to be performed by it at or prior to the Closing.

5.3. Judgments. No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby.

5.4. Certificate of Designation. The Company shall have filed the Series A COD with the Secretary of State of the State of Delaware, and the Series A COD shall remain in full force and effect as of the Closing.

Article VI: Voting Agreement

6.1. Voting Agreement. Purchaser hereby covenants and agrees to vote the share of Series A Preferred Stock (which shall have 4,500,000,000 votes) on the Shareholder Proposals (as defined in the Series A COD) for or against each such proposal in the same proportion as shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), are voted (excluding any shares of Common Stock that are not voted, whether due to abstentions, broker non-votes or otherwise) on such proposal; provided, however, that unless and until at least one-third of the outstanding shares of Common Stock on the record date set for the meeting of stockholders at which the Shareholder Proposals are presented are present in person, by remote communication, if applicable, or by proxy at such meeting, the Purchaser will not vote the share of Series A Preferred Stock on such Shareholder Proposals.

Article VII: Miscellaneous

7.1. Entire Agreement. This Agreement, and any other documents and agreements executed in connection with this Agreement or the Stock Purchase, including the Series A COD, constitute the entire agreement and understanding of the parties hereto pertaining to the subject matter hereof and  supersede all prior and contemporaneous oral or written agreements, representations, warranties, contracts, correspondence, conversations, memoranda and understandings between or among the parties or any of their agents, representatives or affiliates relative to such subject matter, including, without limitation, any emails or draft documents.  This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the Company and the Purchaser and their respective successors and permitted assigns; provided, however, that neither this Agreement nor any of the rights hereunder may be assigned without the prior written consent of the other party to this Agreement, and any attempted assignment of this Agreement or any of such rights without such consent shall be void and of no effect.

7.2. Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties to this Agreement.

7.3. Construction. References in the singular shall include the plural, and vice versa, unless the context otherwise requires. References in the masculine shall include the feminine and neuter, and vice versa, unless the context otherwise requires. Headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meanings of the provisions hereof. No party, nor its respective counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions of this Agreement, and all language in all parts of this Agreement shall be construed in accordance with its fair meaning, and not strictly for or against any party.

7.4. Costs and Expenses. The Company shall pay all costs and expenses incurred by it and the Purchaser in connection with the negotiation, preparation, execution and performance of this Agreement, including, but not limited to, attorneys’ fees.

7.5. Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on the signature page or Exhibit A, as applicable, or to such e-mail address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 7.5.

7.6. Governing Law. This Agreement shall in all respects be construed in accordance with and governed by the substantive laws of the State of Delaware, without reference to its choice of law rules to the extent they would direct any matter hereunder to (or apply the laws of) any other jurisdiction.

7.7. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded and (c) the balance of the Agreement shall be enforceable in accordance with its terms.

7.8. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, the Uniform Electronic Transactions Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature pages follow]

In Witness Whereof, the undersigned has executed, or caused to be executed on its behalf by an agent there unto duly authorized, this Purchase Agreement as of the date first above written.

Faraday Future Intelligent Electric Inc.

By:	/s/ Jonathan Maroko
Name:	Jonathan Maroko
Title:	Interim Chief Financial Officer
Address:	18455 S. Figueroa Street, Gardena, CA 90248

In Witness Whereof, the undersigned has executed, or caused to be executed on its behalf by an agent there unto duly authorized, this Purchase Agreement as of the date first above written.

Purchaser:

/s/ Matthias Aydt
Name:	Matthias Aydt
Address:	18455 S. Figueroa St., Gardena, CA 90248

Exhibit A

Purchaser

Matthias Aydt, the Global Chief Executive Officer of the Company.

Exhibit B

Faraday Future Intelligent Electric Inc.

Certificate of Designation

of

Preferences, Rights and Limitations of

Series A Preferred Stock

Pursuant to Sections 151 and 242 of the

General Corporation Law of the State of Delaware

Faraday Future Intelligent Electric Inc., a Delaware corporation (the “Company”), hereby certifies that the following recital and resolution were duly adopted by the board of directors of the Company (the “Board”), in accordance with the provisions of Sections 151 and 242 of the General Corporation Law of the State of Delaware, as amended (the “DGCL”), on December 20, 2023, which resolution provides for the creation of a series of the Company’s Preferred Stock, par value $0.0001 per share, which is designated as “Series A Preferred Stock,” with the rights, preferences, privileges and restrictions set forth therein.

WHEREAS, the Third Amended and Restated Certificate of Incorporation of the Company (as amended, the “Certificate of Incorporation”), authorizes the issuance of 164,437,500 shares of capital stock, consisting of 154,437,500 shares of common stock, par value $0.0001 per share (“Common Stock”), and 10,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Stock”), issuable from time to time in one or more series, and further provides that the Board is authorized to provide for the issue of all or any of the shares of Preferred Stock in one or more series;

WHEREAS, Article IV, Section 4.2 of the Certificate of Incorporation provides that the Board is authorized to provide from time to time by resolution or resolutions for the creation and issuance, out of the authorized and unissued shares of the Preferred Stock, of one or more series of Preferred Stock by filing a certificate pursuant to the DGCL, setting forth such resolution and, with respect to each such series, establishing the designation of such series and the number of shares to be included in such series and fixing the voting powers (full or limited, or no voting power), preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions thereof, of the shares of each such series;

WHEREAS, the Board has determined that it is reasonable, advisable, fair and in the best interests of the Company and its stockholders to establish and issue a new series of Preferred Stock, designated as Series A Preferred Stock (the “Series A Preferred Stock”), consisting of one authorized share and to establish the rights, powers, preferences, privileges and restrictions of the Series A Preferred Stock;

WHEREAS, Article IV, Section 4.4 of the Certificate of Incorporation requires the approval of the holders of a majority of then-outstanding shares of the Company’s Class B common stock, par value $0.0001 per share (“Class B Common Stock”) for the Board to create a new class of shares each of which bear or may bear more than one vote per share; and

WHEREAS, Nasdaq Listing Rule 5640 prohibits corporate actions that would disparately reduce or restrict existing stockholder rights, including through the issuance of super-voting preferred stock, however Nasdaq has previously approved the implementation of super-voting preferred stock in the stockholder meeting context, under certain circumstances and in consultation with the exchange.

NOW, THEREFORE, BE IT RESOLVED that, pursuant to the authority vested in the Board in accordance with the provisions of Article IV of the Certificate of Incorporation and the provisions of Section 151 of the DGCL, the Board hereby establishes and issues the Series A Preferred Stock with the rights, powers, preferences, privileges and restrictions thereof, subject to approval by the Company’s Class B Common Stock stockholders and the confirmation of The Nasdaq Stock Market LLC.

Approval of Series A Preferred Stock

As of the date of this Certificate of Designation, the holder of all of the issued and outstanding Class B Common Stock has, pursuant to and in accordance with Article VI, Section 6.1 of the Certificate of Incorporation and Section 228 of the DGCL, approved by written consent on behalf of the Class B Common Stock (among other things) the issuance of the Series A Preferred Stock.

Terms of Series A Preferred Stock

1.	Designation, Amount and Par Value. The series of Preferred Stock created hereby shall be designated as the Series A Preferred Stock, and the number of shares so designated shall be one (1). The share of Series A Preferred Stock shall have a par value of $0.0001 per share and will be uncertificated and represented in book-entry form.

2.	Dividends. The share of Series A Preferred Stock shall not be entitled to receive dividends.

3.	Voting Rights. Except as otherwise required by law, the holder of the share of Series A Preferred Stock shall have the following voting rights (and shall not have any other voting rights):

	3.1.	The share of Series A Preferred Stock shall have no voting rights except with respect to the Shareholder Proposals (as defined below) in which its votes are cast for and against each Shareholder Proposal in the same proportion as shares of Common Stock (as defined below) are voted for and against such Shareholder Proposal (with any shares of Common Stock that are not voted (whether due to abstentions, broker non-votes or otherwise) not counted as votes for or against such Shareholder Proposal), in which the outstanding share of Series A Preferred Stock shall have 4,500,000,000 votes with respect to the Shareholder Proposals. The outstanding share of Series A Preferred Stock shall vote together with the outstanding shares of common stock of the Company (“Common Stock”) as a single class exclusively with respect to each Shareholder Proposal until such time as, following the filing of this Certificate of Designation, is the Shareholder Proposals are approved by the stockholders of the Company, and shall not be entitled to vote on any other matter except to the extent required by non-waivable provisions of the DGCL. As used herein, the term “Shareholder Proposal” means each of the Share Authorization Proposal and the Reverse Stock Split Proposal and, together, the “Shareholder Proposals”, the term “Share Authorization Proposal” means any proposal approved by the Board and submitted to the stockholders of the Company to adopt an amendment to the Certificate of Incorporation to increase the number of shares of authorized Class A Common Stock and Class B Common Stock, increasing the total number of shares of Common Stock, and the term “Reverse Stock Split Proposal” means any proposal approved by the Board and submitted to the stockholders of the Company to adopt an amendment, or a series of alternate amendments, to the Certificate of Incorporation to combine the outstanding shares of Common Stock into a smaller number of shares of Common Stock at a ratio specified in or determined in accordance with the terms of such amendment or series of alternate amendments, and to reduce the number of outstanding shares of Common Stock and effect a corresponding reduction in the total number of authorized shares of Common Stock.

3.2.	The share of Series A Preferred Stock shall have no voting rights with respect to the Shareholder Proposals unless the holders of one-third (1/3rd) of the outstanding shares of Common Stock are present, in person or by proxy, at the meeting of stockholders at which the Shareholder Proposals are submitted for stockholder approval (or any adjournment thereof).

4.	Rank; Liquidation. Upon a liquidation, bankruptcy, reorganization, merger, acquisition, sale, dissolution or winding up of the Company, whether voluntarily or involuntarily, pursuant to which assets of the Company or consideration received by the Company are to be distributed to the stockholders, the holder of Series A Preferred Stock shall be entitled to receive, before any payment is made to the holders of Common Stock by reason of their ownership thereof, an amount of $100.00.

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5.	Transfer Restrictions. The Series A Preferred Stock may not be Transferred at any time prior to stockholder approval of the Shareholder Proposals without the prior written consent of the Board. “Transferred” means, directly or indirectly, whether by merger, consolidation, share exchange, division, or otherwise, the sale, transfer, gift, pledge, encumbrance, assignment or other disposition of the share of Series A Preferred Stock (or any right, title or interest thereto or therein) or any agreement, arrangement or understanding (whether or not in writing) to take any of the foregoing actions.

6.	Redemption.

6.1.	The outstanding share of Series A Preferred Stock shall be redeemed in whole, but not in part, out of funds lawfully available therefor, upon the earlier of (i) any time such redemption is ordered by the Board in its sole discretion, automatically and effective on such time and date specified by the Board in its sole discretion, or (ii) automatically immediately following the approval by the stockholders of the Company of both Shareholder Proposals (any such redemption pursuant to this Section 6.1, the “Redemption”). As used herein, the “Redemption Time” shall mean the effective time of the Redemption.

6.2.	The share of Series A Preferred Stock redeemed in the Redemption pursuant to this Section 6 shall be redeemed in consideration for the right to receive an amount equal to $100.00 in cash (the “Redemption Price”) for the share of Series A Preferred Stock that is owned of record as of immediately prior to the applicable Redemption Time and redeemed pursuant to the Redemption, payable upon the applicable Redemption Time.

6.3.	From and after the time at which the share of Series A Preferred Stock is called for Redemption (whether automatically or otherwise) in accordance with Section 6.1 hereof, such share of Series A Preferred Stock shall cease to be outstanding, and the only right of the former holder of such share of Series A Preferred Stock, as such, will be to receive the applicable Redemption Price. Upon such Redemption, the share of Series A Preferred Stock redeemed pursuant to this Certificate of Designation shall be automatically retired and restored to the status of an authorized but unissued share of Preferred Stock. Notice of a meeting of the Company’s stockholders for the submission to such stockholders of any proposal to approve a Shareholder Proposal shall constitute notice of the Redemption of the share of Series A Preferred Stock at the Redemption Time pursuant to Section 6.1(ii) hereof. In connection with the filing of this Certificate of Designation, the Company has set apart funds for payment for the Redemption of the share of Series A Preferred Stock and shall continue to keep such funds apart for such payment through the payment of the purchase price for the Redemption of such share.

7.	Severability. Whenever possible, each provision hereof shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, then such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof.

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In Witness Whereof, Faraday Future Intelligent Electric Inc. has caused this Certificate of Designation of Preferences, Rights and Limitations of Series A Preferred Stock to be duly executed by the undersigned duly authorized officer as of this 21st day of December, 2023.

FARADAY FUTURE INTELLIGENT ELECTRIC INC.

By:	/s/ Jonathan Maroko
Jonathan Maroko
Interim Chief Financial Officer

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